K&L GATES

23 December 2023

Partner: Harry Kingsley
harry.kingsley@klgates.com
T +61 3 9205 2093

Contact: Kaveh Zegrati
kaveh.zegrati@klgates.com
T +61 3 9205 2174

Our ref: 7394005.1

The Board of Directors
Alta Global Group Limited
Level 1, Suite 1, 29-33 The Corso
Manly, New South Wales 2095
Australia

Dear Sirs

**Alta Global Group Limited - F-1 Prospectus**

We have been appointed as Australian legal counsel for Alta Global Group Limited ACN 163 057 565, a company incorporated under the laws of the Commonwealth of Australia ("**Company**"), with respect to the issuance and offer by the Company of ordinary shares (the "**Shares**") of up to US$17,250,000, including ordinary shares issuable upon the exercise of the underwriters' option to purchase additional ordinary shares and ordinary shares underlying the underwriters' warrants ("**Offering**") pursuant to its Registration Statement on Form F-1 (Registration Statement No. 333-275618) filed with the U.S. Securities and Exchange Commission ("**F-1 Prospectus**").

**Assumptions in providing our opinion**

As to various questions of fact relevant to this opinion, we have relied on and assumed the accuracy of, without independent verification:

- an online search of the Company on the Australian Securities and Investments Commission ("**ASIC**") records on 22 December 2023 a copy of which is set out in the Annexure to this letter ("**ASIC search**");

- a certificate from the Company's Managing Director certifying a copy of the Company's Board resolutions to issue of the Shares and the F-1 Prospectus; and

- the Company's Constitution (a certified copy of which was provided to us by the Company's Secretary).

For the purpose of the opinions set out below, we have also assumed, with your agreement and without independent investigation or verification, that:

(a) all signatures are genuine and all documents, instruments and certificates submitted to us as originals are authentic and conform exactly with the authentic originals of all documents, instruments and certificates submitted to us as copies or forms or originals;

(b) that each party to each document has all the requisite power and authority (corporate and otherwise) to execute and deliver and perform its obligations thereunder;

(c) all matters of internal management required by the constitution of each of the parties to the relevant documents have been duly attended to (including, without limitation, the holding of properly constituted meetings of the boards of directors of each of those parties and the passing at those meetings of appropriate resolutions);

(d) that any documents which purport to be governed by the law of any jurisdiction other than the federal and state laws of the Commonwealth of Australia are legal, valid and binding obligations on all of the parties thereto and under the applicable law and that none of the execution, delivery or performance of any document by any party thereto violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the federal and state laws of the Commonwealth of Australia;

(e) the Company has not and will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive or which is likely to mislead or deceive in relation to the issuance or sale of Shares;

(f) there is no bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to the issuance of Shares under the F-1 Prospectus;

(g) the Company does not own any freehold land in Australia. In respect of any leased premises used by the Company in Australia, market value rents are payable to an arm's length party not associated with the Company. The Company, other than those leasehold premises; does not otherwise have any interest in land (or goods affixed to land) in Australia;

(h) the Company does not own shares in any Australian company that itself owns any freehold land and does not otherwise have any interest in land (or goods affixed to land) in Australia;

(i) all information provided to us by or on behalf of officers of the Company was true, correct and complete when provided and remains so at the date of this letter, containing all information required, without us making any separate enquiry or investigation other than viewing the ASIC search, in order for us to provide this opinion;

(j) the ASIC search we have examined is accurate and that the information disclosed by the search conducted by us is true and complete and that such information has not since then been altered and that such search did not fail to disclose any information which had been delivered for registration or filing against the Company's records but which did not appear on the public records at the date of our search; and

(k) that resolutions of the Board of Directors of the Company that we have relied upon for the purposes of this letter have not been and will not be varied or revoked after the date of this letter and that the meetings of the Board of Directors of the Company at which the resolutions were considered were properly convened, all Directors who attended and voted were entitled to do so,

the resolutions were properly passed, and the Directors have performed their duties properly and all provisions relating to the declaration of Directors' interests or the power of interested Directors were duly observed.

**Qualifications**

Our opinion in this letter is also subject to the following qualifications:

(a) we express no opinion on any taxation information referred to or published by the Company in the F-1 Prospectus or in any other document;

(b) our opinion relates only to the matters detailed in the section of this letter titled "Opinion" (below), and does not relate to any additional statements concerning the Company or any other matter that may be made by any person, or any other conduct that any person may engage in concerning the F-1 Prospectus or any other matter;

(c) the statements made and opinion in this letter are based on the knowledge of those partners and employees of K&L Gates who have acted for the Company in relation to the F-1 Prospectus; and

(d) we have not verified work performed by any other advisers or experts retained by the Company and accept no responsibility for the accuracy or completeness of their work.

**Opinion**

Based on and subject to the foregoing and in reliance thereof, in our opinion, the Shares which are the subject of the Offering under the F-1 Prospectus:

1. The Shares have been duly authorised by the Company;

2. The Shares, when issued, will be validly issued, fully paid and non-assessable (based on the meaning of such term under US law) securities of the Company.

3. Australian law does not require regularly scheduled executive sessions of the independent directors.

4. The Company's Constitution provides that two shareholders present (in person or by proxy, by attorney or, where the shareholder is a body corporate, by representative, and includes being present at a different venue from the venue at which other shareholders are participating in the same meeting or virtually where the meeting is held using appropriate technology, providing the pre-requisites for a valid meeting as set out in the Constitution and the *Corporations Act (Cth)* 2001 are observed), shall constitute a quorum for a general meeting, this is consistent with the requirements for shareholder quorum under the *Corporations Act (Cth)* 2001.

5. Shareholder approval under the *Corporations Act (Cth)* 2001 is required in numerous circumstances, including but not limited to:

   (a) issuance of equity securities to related parties, e.g. directors or their associates other than (generally speaking), in their sole capacity as an existing security holder (where the benefit is provided on the same terms to all other security

holders), or in certain circumstances where the benefit provided through the issuance is on arms' length terms; or

(b) the issue results in a shareholder or their associates obtaining a relevant interest (as that term is defined in Australian law) increasing to more than 20%, or increasing from a starting point that is above 20% and below 90%.

This opinion is limited to the federal and state laws of the Commonwealth of Australia and no opinion or representation is given in respect of the application of any foreign laws to the issue or transfer of the securities or the contents or generally the compliance of the F-1 Prospectus or any other matters under any applicable US laws or regulations.

**Applicability**

This opinion is given as at the date of this letter and we undertake no obligation to advise you of any changes (including but not limited to any subsequently enacted, published or reported laws, regulations or individual decisions) that may occur or come to our attention after the date of this letter which may affect our opinion. The role that we have performed is as described in this letter, and is limited to the matters stated, and no opinion is given or may be inferred beyond the matters expressly stated.

We consent to incorporation by reference of this opinion in the F-1 Prospectus and to the reference of this firm under the caption "Legal Matters".

Yours faithfully

Harry Kingsley

**Harry Kingsley**
**Partner**
**K&L Gates**

## Annexure – Company ASIC Search

# Current Company Extract for ALTA GLOBAL GROUP LIMITED

Extracted from ASIC database on 22 December 2023 03:22 PM AEST

This extract contains information derived from the Australian Securities and Investment Commission's (ASIC) database under section 1274A of the Corporations Act 2001. Please advise ASIC of any error or omission which you may identify.

### Organisation Details

| | |
|---|---|
| Name: | ALTA GLOBAL GROUP LIMITED |
| A.C.N: | 163057565 |
| A.B.N: | 72163057565 |
| Status: | Registered |
| Registered In: | NSW |
| Registration Date: | 27/03/2013 |
| Review Date: | 27/03/2024 |
| Name Start Date: | 02/02/2022 |
| Type: | Australian Public Company |
| Organisation Number Type: | Australian Company Number |
| Details Start Date: | 02/02/2022 |
| Class: | Limited By Shares |
| Subclass: | Unlisted Public Company |
| Governance Type: | Constitution |
| Disclosing Entity: | No |
| Registered charity: | No |
| Document Number: | |

### Organisation Address

| Status | Address Type | Address | Start Date | Doc Number |
|---|---|---|---|---|
| Current | Registered Office | LEVEL 1 SUITE 1<br>29-33 THE CORSO<br>MANLY NSW 2095 | 21/12/2021 | 7EBO22895 |
| Current | Principal Place of Business | LEVEL 1 SUITE 1<br>29-33 THE CORSO<br>MANLY NSW 2095 | 14/12/2021 | 7EBO22895 |

### Organisation Officers

| Role | Officer Details | Address | Appointment Date | Court Details | Doc Number |
|---|---|---|---|---|---|
| Director | NICHOLAS JOHN LANGTON<br>Date of Birth: 10/09/1973<br>Place of Birth: MANLY NSW | 4 WALWORTH AVENUE<br>NEWPORT NSW 2106 | 31/01/2018 | | 6E3883872 |
| Director | VAUGHN TAYLOR<br>Date of Birth: 06/07/1984<br>Place of Birth: MELBOURNE VIC | 99 BULIMBA STREET<br>BULIMBA QLD 4171 | 20/08/2021 | | 7EBO22812 |
| Director | HUGH DARCY WILLIAMS<br>Date of Birth: 13/03/1973<br>Place of Birth: PADDINGTON NSW | 4 MONTAGUE ROAD<br>CREMORNE NSW 2090 | 20/08/2021 | | 7EBO22812 |
| Director | JONATHAN HART<br>Date of Birth: 14/09/1983<br>Place of Birth: JOHANNESBURG SOUTH AFRICA | UNIT 2<br>145 WILLIAM STREET<br>DARLINGHURST NSW 2010 | 01/05/2023 | | 7ECD61707 |
| Secretary | JONATHAN HART<br>Date of Birth: 14/09/1983<br>Place of Birth: JOHANNESBURG SOUTH AFRICA | UNIT 2<br>145 WILLIAM STREET<br>DARLINGHURST NSW 2010 | 20/08/2021 | | 7ECD61707 |
| Appointed Auditor | BDO AUDIT PTY LTD<br>ACN: 134022870<br>ABN: 33134022870 | BDO AUDIT PTY LTD<br>LEVEL 11<br>1 MARGARET STREET<br>SYDNEY NSW 2000 | 26/06/2020 | | 7EBI84492(FR 2020) |

### Share Structure

| Share Class | No. Issued | Amount Paid | Amount Unpaid | Doc Number |
|---|---|---|---|---|
| ORD ORDINARY SHARES | 5416274 | $2,875,932.02 | $0.00 | 7ECN04063 |

Note: For each class of shares issued by a proprietary company, ASIC records the details of the twenty members of the class (based on shareholdings). The details of any other members holding the same number of shares as the twentieth ranked member will also be recorded by ASIC on the database. Where available, historical records show that a member has ceased to be ranked amongst the twenty members. This may, but does not necessarily mean, that they have ceased to be a member of the company.

### Financial Report

| Balance Date | Report Due Date | AGM Due Date | Extended AGM Due Date | AGM Held Date | Outstanding | Doc Number |
|---|---|---|---|---|---|---|
| 30/06/2020 | 31/10/2020 | | | | No | 7EBI84492 |
| 30/06/2021 | 31/10/2021 | | | | No | 7EBO78513 |
| 30/06/2022 | 31/10/2022 | | | | No | 7ECB55909 |
| 30/06/2023 | 31/10/2023 | 30/11/2023 | 31/01/2024 | | No | 7ECM07310 |

### Documents

| Form Code | Description | # of pages | Received | Processed | Effective | Doc Number |
|---|---|---|---|---|---|---|
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 22/12/2023 | 22/12/2023 | 22/12/2023 | 7ECN04063 |
| 388 | 388A Financial Report Financial Report - Public Company Or Disclosing Entity | 63 | 30/11/2023 | 30/11/2023 | 30/06/2023 | 7ECM07310 (FR 2023) |
| 205 | 205J Notification of Resolution Altering The Constitution | 3 | 04/08/2023 | 05/09/2023 | 20/07/2023 | 031909597 |
| 218 | 218 Constitution of Company | 57 | 04/08/2023 | 05/09/2023 | 04/08/2023 | 031833370 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 01/08/2023 | 01/08/2023 | 01/08/2023 | 7ECG61006 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 01/08/2023 | 01/08/2023 | 01/08/2023 | 7ECG60964 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 01/08/2023 | 01/08/2023 | 01/08/2023 | 7ECG58544 |
| 484 | 484 Change to Company Details 484A1 Change Officeholder Name or Address 484E Appointment or Cessation of a Company Officeholder 484E1 Cessation of Company Director Later Than 28 Days | 3 | 05/05/2023 | 05/05/2023 | 05/05/2023 | 7ECD61707 |
| 388 | 388A Financial Report Financial Report - Public Company Or Disclosing Entity | 34 | 28/02/2023 | 28/02/2023 | 30/06/2022 | 7ECB55909 (FR 2022) |
| 2601 | 2601 Notification of Intention to Give Financial Assistance | 2 | 14/12/2022 | 17/01/2023 | 28/12/2022 | 031623330 |
| 2602 | 2602A Notification of Financial Assistance Details Approval By Company's Own Members | 11 | 24/11/2022 | 10/01/2023 | 24/11/2022 | 031737843 |
| 2602 | 2602A Notification of Financial Assistance Details Approval By Company's Own Members | 11 | 22/11/2022 | 09/01/2023 | 22/11/2022 | 031623608 |
| 205 | 205A Notification of Resolution Changing Company Name | 2 | 02/02/2022 | 02/02/2022 | 31/01/2022 | 7EBP35577 |
| 205 | 205A Notification of Resolution Changing Company Name Alters 7EB P01 463 | 2 | 01/02/2022 | 02/02/2022 | 31/01/2022 | 7EBP30320 |
| 410 | 410B Application For Reservation of a New Name Upon Change Of Name Altered by 7EB P30 320 | 1 | 20/01/2022 | 20/01/2022 | 20/01/2022 | 7EBP01463 |
| 410 | 410B Application For Reservation of a New Name Upon Change Of Name | 1 | 20/01/2022 | 20/01/2022 | 20/01/2022 | 7EBP00029 |
| 388 | 388A Financial Report Financial Report - Public Company Or Disclosing Entity | 30 | 12/01/2022 | 12/01/2022 | 30/06/2021 | 7EBO78513 (FR 2021) |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 17/12/2021 | 17/12/2021 | 17/12/2021 | 7EBO36305 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484J Notification of Share Cancellation - Company Buy-Back | 2 | 17/12/2021 | 17/12/2021 | 17/12/2021 | 7EBO36233 |

| Form Code | Description | # of pages | Received | Processed | Effective | Doc Number |
|---|---|---|---|---|---|---|
| 484 | 484 Change to Company Details 484E Appointment or Cessation of a Company Officeholder 484E1 Cessation of Company Director Later Than 28 Days | 2 | 14/12/2021 | 14/12/2021 | 14/12/2021 | 7EBO23083 |
| 484 | 484 Change to Company Details 484B Change of Registered Address 484C Change of Principal Place of Business (Address) | 2 | 14/12/2021 | 14/12/2021 | 14/12/2021 | 7EBO22895 |
| 484 | 484 Change to Company Details 484E Appointment or Cessation of a Company Officeholder 484E1 Cessation of Company Director Later Than 28 Days | 3 | 14/12/2021 | 14/12/2021 | 14/12/2021 | 7EBO22812 |
| 484 | 484A1 Change to Company Details Change Officeholder Name Or Address | 2 | 06/09/2021 | 06/09/2021 | 06/09/2021 | 7EBL10063 |
| 388 | 388 Financial Report 388A Financial Report - Public Company or Disclosing Entity 388E Company - Appoint Change Name/address of Auditor | 28 | 28/06/2021 | 28/06/2021 | 30/06/2020 | 7EBI84492 (FR 2020) |
| 280 | 280 Notice of Meeting And Documents Re Buy-Back | 101 | 14/05/2021 | 27/05/2021 | 14/05/2021 | 031299109 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 22/12/2020 | 22/12/2020 | 22/12/2020 | 1EXX18436 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 01/10/2020 | 01/10/2020 | 01/10/2020 | 1ESM21822 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 01/10/2020 | 01/10/2020 | 01/10/2020 | 1ESL86096 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 25/09/2020 | 25/09/2020 | 25/09/2020 | 1ESB29313 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 24/09/2020 | 24/09/2020 | 24/09/2020 | 1ERY77601 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 24/08/2020 | 24/08/2020 | 24/08/2020 | 1EPX82496 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 22/07/2020 | 22/07/2020 | 22/07/2020 | 1ENS51643 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 16/07/2020 | 16/07/2020 | 16/07/2020 | 1ENH31541 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 10/07/2020 | 10/07/2020 | 10/07/2020 | 1EMW12106 |
| 484 | 484 Change to Company Details 484B Change of Registered Address 484C Change of Principal Place of Business (Address) | 2 | 06/07/2020 | 06/07/2020 | 06/07/2020 | 1EMP05376 |
| 484 | 484 Change to Company Details 484O Changes to Share Structure 484G Notification of Share Issue | 2 | 06/07/2020 | 06/07/2020 | 06/07/2020 | 1EMO97561 |
| 484 | 484E CHANGE TO COMPANY DETAILS APPOINTMENT OR CESSATION OF A COMPANY OFFICEHOLDER | 2 | 30/06/2020 | 30/06/2020 | 30/06/2020 | 1EMG19234 |
| 218 | 218 CONSTITUTION OF COMPANY | 53 | 28/02/2020 | 02/03/2020 | 28/02/2020 | 030801051 |
| 206 | 206C APPLICATION FOR CHANGE OF COMPANY STATUS CONVERSION OF COMPANY FROM PTY TO PUBLIC | 2 | 28/02/2020 | 02/03/2020 | 28/02/2020 | 030801050 |
| 205 | 205C NOTIFICATION OF RESOLUTION CONVERTING TO A PUBLIC COMPANY | 5 | 28/02/2020 | 02/03/2020 | 19/11/2019 | 030801049 |

| Form Code | Description | # of pages | Received | Processed | Effective | Doc Number |
| --- | --- | --- | --- | --- | --- | --- |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 09/08/2019 | 09/08/2019 | 09/08/2019 | 0ERQ66276 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 3 | 28/05/2019 | 28/05/2019 | 28/05/2019 | 0EMN62289 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 3 | 27/05/2019 | 27/05/2019 | 27/05/2019 | 0EML78925 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 15/05/2019 | 15/05/2019 | 15/05/2019 | 0ELO92109 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 13/05/2019 | 13/05/2019 | 13/05/2019 | 0ELL56214 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 07/05/2019 | 07/05/2019 | 07/05/2019 | 0ELC06412 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 02/05/2019 | 02/05/2019 | 02/05/2019 | 0EKU75288 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 18/04/2019 | 18/04/2019 | 18/04/2019 | 0EJZ60230 |
| 484 | 484N CHANGE TO COMPANY DETAILS CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 28/03/2019 | 28/03/2019 | 28/03/2019 | 0EIP05274 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 26/03/2019 | 26/03/2019 | 26/03/2019 | 0EIL60562 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 27/11/2018 | 27/11/2018 | 27/11/2018 | 0EER50740 |
| 484 | 484N CHANGE TO COMPANY DETAILS CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 13/11/2018 | 13/11/2018 | 13/11/2018 | 0EEJ01915 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 07/11/2018 | 07/11/2018 | 07/11/2018 | 0EEF26157 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 11/07/2018 | 11/07/2018 | 28/06/2018 | 0EBK71849 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 18/06/2018 | 18/06/2018 | 18/06/2018 | 0EAW16419 |

| Form Code | Description | # of pages | Received | Processed | Effective | Doc Number |
|---|---|---|---|---|---|---|
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 18/06/2018 | 18/06/2018 | 13/06/2018 | 0EAW16411 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 14/06/2018 | 14/06/2018 | 04/06/2018 | 0EAT28255 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 07/06/2018 | 07/06/2018 | 24/05/2018 | 0EAP57797 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 25/05/2018 | 25/05/2018 | 14/05/2018 | 0EAH39031 |
| 484 | 484A2 CHANGE TO COMPANY DETAILS CHANGE MEMBER NAME OR ADDRESS | 2 | 24/05/2018 | 24/05/2018 | 02/05/2018 | 0EAG99590 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 3 | 02/05/2018 | 02/05/2018 | 23/04/2018 | 6E6801962 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 01/05/2018 | 01/05/2018 | 29/03/2018 | 6E6716269 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 24/04/2018 | 24/04/2018 | 29/03/2018 | 6E6346288 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 19/04/2018 | 19/04/2018 | 14/03/2018 | 6E6094504 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 02/03/2018 | 02/03/2018 | 01/03/2018 | 6E4372417 |
| 484 | 484E CHANGE TO COMPANY DETAILS APPOINTMENT OR CESSATION OF A COMPANY OFFICEHOLDER | 2 | 09/02/2018 | 09/02/2018 | 31/01/2018 | 6E3883872 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 3 | 22/01/2018 | 22/01/2018 | 22/01/2018 | 6E2947964 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 18/01/2018 | 18/01/2018 | 18/01/2018 | 6E2821995 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 4 | 18/01/2018 | 18/01/2018 | 18/01/2018 | 6E2821855 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 3 | 18/01/2018 | 18/01/2018 | 18/01/2018 | 6E2821478 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 3 | 18/01/2018 | 18/01/2018 | 18/01/2018 | 6E2821321 |

| Form Code | Description | # of pages | Received | Processed | Effective | Doc Number |
|---|---|---|---|---|---|---|
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 5 | 18/01/2018 | 18/01/2018 | 18/01/2018 | 6E2821071 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 5 | 18/01/2018 | 18/01/2018 | 18/01/2018 | 6E2820821 |
| 902 | 902 SUPPLEMENTARY DOCUMENT Alters 030 228 157 | 2 | 16/01/2018 | 17/01/2018 | 07/12/2017 | 030228543 |
| 2205 | 2205B NOTIFICATION OF RESOLUTION RELATING TO SHARES CONVERT SHARES INTO LARGER OR SMALLER NUMBER Altered by 030 228 543 | 25 | 21/12/2017 | 08/01/2018 | 07/12/2017 | 030228157 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484A1 CHANGE OFFICEHOLDER NAME OR ADDRESS 484A2 CHANGE MEMBER NAME OR ADDRESS | 2 | 21/06/2017 | 21/06/2017 | 21/06/2017 | 7E9171966 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484B CHANGE OF REGISTERED ADDRESS 484C CHANGE OF PRINCIPAL PLACE OF BUSINESS (ADDRESS) | 2 | 21/06/2017 | 21/06/2017 | 20/06/2017 | 5E4425201 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 09/06/2016 | 08/01/2018 | 09/06/2016 | 2E3957345 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 09/06/2016 | 08/01/2018 | 26/05/2016 | 2E3957216 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 10/05/2016 | 08/01/2018 | 10/05/2016 | 2E3668645 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 09/06/2015 | 08/01/2018 | 29/04/2015 | 2E1949763 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 8 | 05/06/2015 | 08/01/2018 | 06/05/2015 | 2E1940145 |
| 484 | 484 CHANGE TO COMPANY DETAILS 484O CHANGES TO SHARE STRUCTURE 484G NOTIFICATION OF SHARE ISSUE 484N CHANGES TO (MEMBERS) SHARE HOLDINGS | 2 | 14/05/2015 | 08/01/2018 | 14/05/2015 | 2E1831213 |
| 902 | 902 SUPPLEMENTARY DOCUMENT Alters 1E9 237 482 | 2 | 16/04/2015 | 23/04/2015 | 27/03/2013 | 029145325 |
| 201 | 201C APPLICATION FOR REGISTRATION AS A PROPRIETARY COMPANY Altered by 029 145 325 | 3 | 27/03/2013 | 27/03/2013 | 27/03/2013 | 1E9237482 |